Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned directors of AVX Corporation, a Delaware corporation (the “Company”) hereby constitutes and appoints each of Michael Hufnagel, Douglas Baskin, and Evan Slavitt signing singly, the undersigned’s true and lawful attorney in fact to:

1.

Sign and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (the “Annual Report”);

2.

Sign and file with the Securities and Exchange Commission under the Securities Act of 1933, Registration Statements on Form S-8 or other appropriate forms which incorporate by reference the Annual Report (each a “Registration Statement”), and any and all amendments to any such Registration Statement for shares of the Company’s common stock, $0.01 par value, and other interests therein issuable under each of the following employee benefit plans as the same may be amended from time to time:

a.	The AVX Corporation Retirement Plan;

b.	The AVX Corporation 2004 Stock Option Plan;

c.	The AVX Corporation 2004 Non-Employee Director’s Stock Option Plan;

d.	The AVX Corporation Non-qualified Supplemental Retirement Plan;

e.	The AVX Corporation 401(k) Plan;

f.	The AVX Corporation 2014 Stock Option Plan;

g.	The AVX Corporation 2014 Non-Employee Directors’ Stock Option Plan;

h.	The AVX Corporation 2014 Restricted Stock Unit Plan;

i.	The AVX Greenville LLC 401(k) Plan; and

j.	The AVX Pension Plan for Bargaining Unit and Hourly Employees;

and in each case to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of any such Registration Statement or the Annual Report, including any amendments or supplements thereto, and generally to act for and in the name of the undersigned with respect to any such filing as fully as could the undersigned if then personally present or acting.

3.

Execute for and on behalf of the undersigned in the undersigned’s capacity as a director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

4.

Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

5.

Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be on such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned directors has caused this Power of Attorney to be executed as of the date set forth opposite his respective name. This Power of Attorney may be executed in several counterparts with the same effect as if signed in one document.

SIGNATURE	DATE

/s/ John Sarvis		April 22, 2019
John Sarvis

/s/ Goro Yamaguchi		April 22, 2019
Goro Yamaguchi

/s/ Hideo Tanimoto		April 22, 2019
Hideo Tanimoto

/s/ Shoichi Aoki		April 22, 2019
Shoichi Aoki

/s/ Koichi Kano		April 22, 2019
Koichi Kano

/s/ Hiroshi Fure		April 22, 2019
Hiroshi Fure

/s/ Donald B. Christiansen		April 18, 2019
Donald B. Christiansen

/s/ David DeCenzo		April 17, 2019
David DeCenzo

/s/ John Ballato		April 17, 2019
John Ballato